Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180181

Prospectus Supplement No. 3

(to Prospectus dated March 16, 2012)

6,850,000 SHARES

CURRENCYSHARES® AUSTRALIAN DOLLAR TRUST

This Prospectus Supplement No. 3 amends and supplements our prospectus dated March 16, 2012 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated March 20, 2012 and Prospectus Supplement No. 2 dated March 30, 2012.

Under “Creation and Redemption of Shares,” the third sentence in the first paragraph on page 27 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of July 17, 2012, Citadel Securities LLC, EWT LLC, CitiGroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fortis Clearing Americas LLC, Goldman Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Newedge USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus shall remain unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is July 17, 2012